UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

China Liaoning Dingxu Ecological Agriculture Development, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170480	80-0638212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17800 Castleton St, Suite 256

City of Industry, CA 91748

(Address of principal executive offices) (Zip Code)

(702) 213-3888

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Modification-Extension of Maturity Date

December 20, 2022, China Liaoning Dingxu Ecological Agriculture Development, Inc. (‘we,’ ‘us,’ ‘Company’), entered into a definitive agreement to acquire the entire interest in WHLM LLC ("WHLM"), which is expected to accelerate the growth and market share for both companies, in strategic real-estate and commercial markets. WHLM is a real estate and management consulting company focused on markets in Greater Los Angeles and New York City. The management team has over 20 years experience in Asian commodities trading, logistics, and real-estate development in Southern California. Recently, WHLM has secured consulting contracts with an agricultural shipping company for the initial procurement of 4000 or more metric tons of organic jasmine rice, with a pipeline of up to 50,000 metric tons of rice.

Subsequently, the Company seeks to file disclosure statements and file for non-shell status.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development Inc.

Date: March 6, 2023	By:	/s/ Huijun He
Huijun He, Chief Executive Officer

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